Exhibit 5.1

[Goodwin Procter LLP Letterhead]

November 12, 2008

Boston Properties, Inc.

Boston Properties Limited Partnership

The Prudential Center

800 Boylston Street, Suite 1900

Boston, MA 02199-8103

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “BXP Debt Securities”) of Boston Properties, Inc., a Delaware corporation (the “Company”), (ii) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock, which are attached to all shares of Common Stock issued (the “Preferred Stock Purchase Rights”), (vi) stock purchase contracts of the Company (the “Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, shares of Common Stock or Preferred Stock or Depositary Shares at a future date or dates, (vii) debt securities (the “OP Debt Securities”) of Boston Properties Limited Partnership, a Delaware limited partnership and the subsidiary through which the Company owns substantially all its properties and assets and conducts its business (the “Operating Partnership), (viii) guarantees by the Operating Partnership of BXP Debt Securities (the “OP Guarantees”) and (ix) guarantees by the Company of OP Debt Securities (the “BXP Guarantees”). The BXP Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Preferred Stock Purchase Rights, Stock Purchase Contracts, OP Debt Securities, OP Guarantees and BXP Guarantees are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to BXP Debt Securities, OP Debt Securities, OP Guarantees, or BXP Guarantees) or in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants or Stock Purchase Contracts), provided that the Registration Statement limits the aggregate amount of

Boston Properties, Inc. and

Boston Properties Limited Partnership

November 12, 2008

Securities that can be offered to a maximum of $2,000,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions expressed below are limited to New York law, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act (collectively, the “Delaware Statutes”) (which include applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware Statutes and the Delaware Constitution) and the federal law of the United States. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security or Stock Purchase Contract, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s Certificate of Incorporation, as amended and then in effect (the “Certificate of Incorporation”).

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities;

i.	with respect to any of the Securities, (a) the authorization by the Company and/or the Operating Partnership, as applicable, of the terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company and/or the Operating Partnership, as applicable, of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

Boston Properties, Inc. and

Boston Properties Limited Partnership

November 12, 2008

ii.	with respect to BXP Debt Securities, OP Debt Securities, BXP Guarantees and OP Guarantees, (a) the authorization, execution and delivery of the indenture relating to such Securities by each of the Company and/or the Operating Partnership, as applicable, and the trustee thereunder, (b) the establishment of the terms of such Securities by the Company and/or the Operating Partnership, as applicable, in conformity with the applicable indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture and applicable law;

iii.	with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Certificate of Incorporation and applicable law and (b) the execution, acknowledgement and filing with the Secretary of State of the State of Delaware by the Company, and the effectiveness of, a certificate of designations to the Certificate of Incorporation setting forth the terms of such Preferred Stock in accordance with the Certificate of Incorporation and applicable law;

iv.	with respect to Depositary Shares, (a) the authorization, execution and delivery by the Company and the Depositary of the depositary agreement under which such Depositary Shares are to be issued, (b) the establishment of the terms of such Depositary Shares by the Company in conformity with the deposit agreement and applicable law, (c) the authorization, issuance and delivery to the Depositary of the shares of Preferred Stock represented by the Depositary Shares in accordance with the Certificate of Incorporation and applicable law, and (d) the execution, countersignature and issuance of depositary receipts evidencing the Depositary Shares in accordance with the deposit agreement and applicable law; and

v.	with respect to the Warrants and the Stock Purchase Contracts, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities, and the execution, delivery and issuance of such Securities, in conformity with any applicable agreement under which the such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

(1)	Upon the Future Authorization and Issuance of BXP Debt Securities, such BXP Debt Securities will be valid and legally binding obligations of the Company.

Boston Properties, Inc. and

Boston Properties Limited Partnership

November 12, 2008

(2)	Upon the Future Authorization and Issuance of OP Guarantees, such OP Guarantees will constitute valid and legally binding obligations of the Operating Partnership.

(3)	Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock, and the Preferred Stock Purchase Rights attached thereto, will be validly issued, fully paid and nonassessable.

(4)	Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(5)	Upon the Future Authorization and Issuance of Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the deposit agreement.

(6)	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and legally binding obligations of the Company.

(7)	Upon the Future Authorization and Issuance of Stock Purchase Contracts, such Stock Purchase Contracts will be valid and legally binding obligations of the Company.

(8)	Upon the Future Authorization and Issuance of OP Debt Securities, such OP Debt Securities will be valid and legally binding obligations of the Operating Partnership.

(9)	Upon the Future Authorization and Issuance of BXP Guarantees, such BXP Guarantees will constitute valid and legally binding obligations of the Company.

The opinions expressed above, as they relate to the BXP Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts, OP Debt Securities, OP Guarantees and BXP Guarantees, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP